As filed with the Securities and Exchange Commission on September 1, 2023.

Registration No. 333-274080

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	100	85-0558704
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Kras

Chief Executive Officer

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq. Margaret K. Rhoda, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Tel: (585) 232-6500 Fax: (585) 232-2152	Mitchell Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2023

EDIBLE GARDEN AG INCORPORATED

     2,700,726 Units

Each Unit Consisting of

One Share of

Common Stock or One Pre-Funded Warrant and

 One Warrant to Purchase One Share of Common Stock

This is a firm commitment public offering of 2,700,726  units (“Units”), each consisting of one share of common stock, par value $0.0001 per share (“common stock”) and one warrant (“warrant”) to purchase one share of common stock  at an assumed public offering price of $1.39 per Unit (which was the closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on August 30, 2023. The public offering price per Unit will be determined between us and the underwriters based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock.  Therefore, the recent market price of our common stock referenced throughout this preliminary prospectus may not be indicative of the final offering price per Unit. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Warrants (as defined below) and warrants are immediately separable and will be issued separately in this offering. Each warrant will be immediately exercisable for one share of common stock at an assumed exercise price of $1.39 per share (100% of the assumed public offering price per Unit) and will expire five years from the date of issuance.

Our common stock is listed on Nasdaq under the symbol “EDBL.” The closing price of our common stock on Nasdaq on September 1, 2023 was $1.99 per share.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock) and one warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable and will be issued separately in this offering.

There is no established trading market for the Pre-Funded Warrants or the warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

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On January 26, 2023 at 12:01 A.M. Eastern Time, we effected a reverse stock split of our common stock at a ratio of 1-for-30. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 8 of this prospectus before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)
Proceeds to us, before expenses	$	$

____________

(1)

We have also agreed to issue warrants to purchase shares of common stock to the Representative and reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for additional information regarding total underwriting compensation, including information on underwriting discounts and offering expenses.

We have granted the Representative an option exercisable within 45 days of the date of this prospectus to purchase from us up to 405,108  additional shares of common stock at an assumed purchase price of $1.38  per share and/or up to 405,108  additional warrants at a purchase price of $0.01 per warrant, less, in each case, the underwriting discounts and commissions to cover over-allotments, if any. If the Representative exercises the option in full, the total underwriting discounts and commissions payable will be $   , and the total proceeds to us, before expenses, will be $   .

Sole Book-Running Manager
Maxim Group LLC

The date of this prospectus is           , 2023

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and in any free writing prospectus. We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus. We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and other documents incorporated by reference herein, as well as the information under the caption "Risk Factors" herein and under similar headings in the other documents that are incorporated by reference into this prospectus including documents that are filed after the date hereof. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections included in or incorporated by reference herein. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Edible Garden,” the “Company,” “we,” “us,” “our,” or similar references mean Edible Garden AG Incorporated and its subsidiaries on a consolidated basis.

Our Company

Edible Garden is a controlled environment agriculture (“CEA”) farming company. We use traditional agricultural growing techniques together with technology to grow fresh, organic food, sustainably and safely while improving traceability. We use the controlled environment of traditional greenhouse structures, such as glass greenhouses, together with hydroponic and vertical greenhouses to sustainably grow organic herbs and lettuces. In our hydroponic greenhouse, we grow plants without soil. Instead of planting one row of lettuce in the ground, by using a vertical greenhouse, we can grow many towers of lettuce in the same area by planting up instead of planting across. Growing these products sustainably means that we avoid depleting natural resources in order to maintain an ecological balance, such as by renewing, reusing and recycling materials in order to lower the overall one-time use of materials.

Our controlled greenhouse facilities allow us to grow consistent quality herbs and lettuces year-round, first by eliminating some of the variability of outdoor farming with our CEA techniques, and second by leveraging our proprietary software, “GreenThumb”. In addition to using hydroponic and vertical greenhouse systems, we use a “closed loop” system in our greenhouses. Generally, in a “closed loop” system, drain water is recollected and reused for irrigation. In our closed loop system, we also cycle water back into the system that has been collected through reverse osmosis. When compared to conventional agriculture, our closed looped systems and hydroponic methods use less land, less energy and less water (than legacy farms), thus conserving some of the planet’s limited natural resources. Our advanced systems are also designed to help mitigate contamination from harmful pathogens, including salmonella, e-coli and others.

We have also developed patented software called GreenThumb that assists in tracking plants through our supply chain. Utilizing our GreenThumb software to track the status of our plants as they grow and move throughout the greenhouse allows us to add a layer of quality control due to the frequent monitoring of the growing process, leading to improved traceability. In this context, traceability means being able to track a plant through all stages of production and distribution. In addition to improving traceability, GreenThumb helps us better manage the day-to-day operations of our business. GreenThumb is a web-based greenhouse management and demand planning system that does the following:

•	integrates in real-time with our cloud business software suite for monitoring daily sales data;
•	generates reports by category, product, customer, and farm to allow us to analyze sales, trends, margins and retail shrink (spoiled product);
•	provides dynamic pallet mapping for packout, which enables us to more efficiently ship our products;
•	utilizes a proprietary algorithm that uses year-over-year and trending sales data to develop customer specific and aggregate product specific forecasting for our greenhouses;
•	aggregates all greenhouse activity input to provide real-time inventory and availability reports of all products in our greenhouses;
•	manages our online ordering system with user controlled product availability based upon greenhouse inventory;
•	provides a route management system for coordinating the logistics of our direct store delivery program; and
•	tracks all production activities at greenhouses, including sowing, spacing, dumping, spraying, picking and packing, using handheld devices.

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We also use our GreenThumb software to help monitor the quality of our products, and we have dedicated quality assurance and quality control personnel that check and monitor our products. We have customer service personnel that answer any questions the consumers of our products may have, and we regularly ask for feedback from our customers on the quality of our products. The combination of the GreenThumb software, quality assurance and control processes (including compliance with food safety standards), and feedback from consumers and purchasers holds us accountable for maintaining the quality of our herbs and lettuce.

 We focus our efforts on producing our herbs and vegetables in a sustainable manner that will reduce consumption of natural resources, by recycling water in our closed loop system and using LED lights instead of conventional lightbulbs to accelerate crop growth and yield, when necessary. In addition, the inventory management component of GreenThumb allows us to manage inventory levels, order quantities and fill rates while maximizing truck loads. This means that we are better able to control shipping our products in full truck loads, thus eliminating multiple deliveries and decreasing the excess emission of greenhouse gases that would result from many partially full trucks delivering our products. Together, these elements of our production and distribution process are intended to reduce our carbon footprint, or the total amount of greenhouse gases that are generated by our actions, as compared to a legacy farm business.

We believe our focus on our brand “Edible Garden” is a significant differentiator. The brand not only lends itself to our current portfolio of products but allows us to develop other products in the “Consumer Brands” category. Our focus on sustainability, traceability, and social contribution, which we define as an ongoing effort to improve employee relations, working conditions, and local communities, presents our value proposition to our customers and supermarket partners and distributors.

We believe that Edible Garden’s facilities comply with food safety and handling standards. We have food safety certifications from Primus GFS (“Primus”), a Global Food Safety Initiative certification program, the United States Department of Agriculture for organic products, and some of our products are verified as non-genetically modified (“non-GMO”) by the non-GMO Project. We are licensed under the Perishable Agricultural Commodities Act to operate our business. We voluntarily comply with the Hazard Analysis Critical Control Point principles established by the United States Food and Drug Administration. See “Business - Overview” included in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) which is incorporated herein by reference for more information about our certifications, license and the standards we follow.

We believe that the power of our brand together with the quality, innovative packaging and traceability of our products allow all of our customers to associate Edible Garden with locally grown and sustainably sourced packaged herbs and vegetables. Our tag line “Simply Local, Simply Fresh” is intended to describe our business plan: growing herbs and lettuce in local farms in the regional communities where our customers sell our products so that the products stay fresher for longer. We believe this strategy allows us to drive local grass roots brand awareness while we grow our business to support our plan to become a national brand.

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As of June 30, 2023, we offer 34 stock keeping units “SKUs” and expect to further cross sell products across our supermarket partners to meet their demand. These products include:

•	10 types of individually potted, live herbs;
•	10 types of cut single-herb clamshells;
•	2 specialty herb items;
•	6 different types of lettuce;
•	3 garden salad kits;
•	hydro basil;
•	bulk basil; and
•	vegan protein powder.

Production and Properties

We utilize prime greenhouse locations in the Northeast, Midwest and Mid-Atlantic regions of the country, allowing us to provide local fresh and organic products to these local communities. Our locally grown and delivered products using a network of sustainable greenhouse farms provide local communities, retailers and consumers the quality they demand with the food safety they expect. The communities, retailers and consumers benefit from this as this allows us to get our products to market in the shortest time without compromising the plant’s quality and nutritional value. The growing locations are chosen to be near key trucking lanes within hours of major cities to cut down on “food miles” and fuel costs. We believe our strategy enhances our products’ appeal to major consumer constituencies that desire products grown and delivered locally.

Potential Growing Capacity

Consistent year round growing that adheres to our stringent sustainability protocols occurs in greenhouse locations in Indiana, New Jersey, Michigan, and Wisconsin. The combination of: (1) our 5-acre, 200,000 square ft., flagship greenhouse location in Belvidere, NJ (“Flagship Facility”); (2) our recently acquired 5-acre, 200,000 square ft., Heartland Facility in Grand Rapids, Michigan (“Edible Garden Heartland”); and (3) over 480,000 square feet of available growing capacity in contracted greenhouse space from contract growers, enables us to use standardized methods and a suite of proprietary technology innovations to operate these hydroponic greenhouses and deliver consistent, fresh produce. Although we have access to this growing capacity at our contracted greenhouses, we do not use all of this capacity at any one time. We work with the contract growers to have products grown in locations that are near our customers, and because of changes in customer demand or the ability of the contract grower to meet the terms of our purchase orders, the locations where our products are grown change over time. We believe we have sufficient potential growing capacity with contract growers, at Edible Garden Heartland and at our Flagship Facility to supply products to our existing customers.

Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis - Liquidity and Capital Resources,” included in the 2022 Form 10-K,which is incorporated herein by reference, our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2022, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

•	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	comply with new or revised accounting standards applicable to public companies as quickly as other public companies;
•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or
•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

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In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

•	our reporting $1.235 billion or more in annual gross revenues;
•	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;
•	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and
•	December 31, 2027.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Issuer:	Edible Garden AG Incorporated

Securities offered by us:

2,700,726  Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $    per share (100% of the public offering price of one Unit), is exercisable immediately and will expire five years from the date of issuance.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock and one warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock being offered by us:	2,700,726 shares (or 3,105,834 shares of common stock if the underwriters exercise their over-allotment option for shares in full).

Number of warrants being offered by us:	Warrants to purchase 2,700,726 shares of common stock (or warrants to purchase 3,105,834 shares of common stock if the underwriters exercise their over-allotment option for warrants in full).

Assumed Public offering price:	$1.39 per Unit (which is the closing price of the Company’s common stock on the Nasdaq Capital Market on August 30, 2023) .

Common stock to be outstanding immediately prior to this offering:	2,827,082 shares

Common stock to be outstanding immediately after this offering:	5,527,808 shares(1) (or 5,932,916 shares of common stock if the underwriters exercise their over-allotment option for shares in full)

Over-allotment option:

We have granted the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 405,108  shares of common stock at an assumed  purchase price of $1.38  per share and/or warrants to purchase up to an additional 405,108  shares of common stock at a purchase price of $0.01 per warrant less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

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Use of proceeds:

We intend to use the net proceeds from this offering for working capital,  organizational build out, including the hiring of a chief operating officer and support and operational staff, completion of a packhouse at our New Jersey facility, potential acquisitions of existing greenhouses, and general corporate purposes. See “Use of Proceeds.”

Description of warrants:

Each warrant will have an exercise price per share of 100% of the public offering price per Unit, will be exercisable immediately and will expire on the fifth anniversary of the original issuance. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

Each holder of warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the warrants will be governed by a Warrant Agent Agreement, dated as of the closing date of this offering, between us and Equiniti Trust Company, LLC, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities — Warrants” in this prospectus.

Representative’s Warrants:

Upon the closing of this offering, we will issue to Maxim Group LLC or its designee, as the representative of the underwriters in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5.0% of the shares of common stock sold in this offering at an exercise price equal to 110% of the public offering price in this offering (the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable commencing on the later to occur of (i) the effective date of an increase in our authorized shares of common stock in an amount sufficient to permit the exercise in full of the Representative’s Warrants or (ii) 180 days after the effective date of the registration statement of which this prospectus forms a part and will expire five years after the initial exercise date.

Underwriter compensation:

The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds from the sale of securities in the offering, except that the discount will be reduced to 3.5% for any investors we introduce to the underwriters. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. See “Underwriting.”

Nasdaq trading symbol:	Our common stock currently trades on Nasdaq under the symbol “EDBL.” We do not intend to list the Pre-Funded Warrants or warrants offered hereunder on any stock exchange.

Transfer agent, warrant agent and registrar:	The transfer agent and registrar for our common stock and the warrant agent for the warrants is Equiniti Trust Company, LLC.

Risk factors:

The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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(1)	The number of shares of our common stock to be outstanding following this offering is based on 2,827,082 outstanding shares of common stock as of August 30, 2023, and excludes:

	•	2,068,105 shares of our common stock issuable upon the exercise of the warrants at a weighted average exercise price of $15.10 per share (the “Outstanding Warrants”);
	•	316,651 shares of common stock available for issuance under our 2022 Equity Incentive Plan (the “2022 Plan”);
	•	14,964 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) granted pursuant to the 2022 Plan;
	•	2,700,726 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
	•	135,036 shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued in this offering.

Unless otherwise indicated, this prospectus reflects and assumes that the following are not converted into, exchanged or exercised for shares of our common stock:

	•	2,068,105 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
	•	14,964 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
	•	2,700,726 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
	•	135,036 shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued in this offering.

Unless otherwise indicated, this prospectus also assumes the following:

	•	no issuance of Pre-Funded Warrants; and
•

no exercise by the underwriters of their option to purchase up to an additional 405,108  shares of our common stock and/or warrants to purchase up to an additional 405,108  shares of common stock from us to cover over-allotments, if any.

Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split of the common stock at a ratio of 1-for-30, which became effective January 26, 2023.

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RISK FACTORS

Investing in our common stock and warrants is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties as well as the risks and uncertainties described in the section entitled "Risk Factors" contained in  the 2022 Form 10-K , as well as in our subsequent Quarterly and Annual Reports filed with the Securities and Exchange Commission (“SEC”), which filings are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below or incorporated by reference herein may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Securities

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of  $0.18  per share based on the assumed public offering price of $1.39  per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital, organizational build out, including the hiring of a chief operating officer and support and operational staff, completion of a packhouse at our New Jersey facility, potential acquisitions of existing greenhouses, and general corporate purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

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The warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $    per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.01 per share. The Pre-Funded Warrants do not expire. In addition, there is no established trading market for the warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

Holders of the warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants or Pre-Funded Warrants. Upon exercise of the warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We have used almost all of our unreserved, authorized shares.

                After giving effect to this offering, we will have used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock or a reverse stock split. There is no assurance that stockholders approval will be obtained, in which event we will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our common stock is currently listed on Nasdaq, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our common stock if there are a limited number of shares in our public float.

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The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	whether we achieve our anticipated corporate objectives;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	changes in our financial or operational estimates;
•	our ability to implement our operational plans;
•	changes in the economic performance or market valuations of companies similar to ours; and
•	general economic or political conditions in the United States or elsewhere.

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stock holders, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the underwriters have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the underwriters have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein may contain  forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including:

•	our history of losses and our ability to continue as a going concern;
•	our ability to continue to access and operate our Belvidere, New Jersey facility;
•	our market opportunity;
•	our ability to effectively manage our growth;
•	our ability to integrate business acquisitions;
•	the effects of increased competition as well as innovations by new and existing competitors in our market;
•	our ability to retain our existing customers and to increase our customer base;
•	the future growth of the indoor agriculture industry and demands of our customers;
•	our expected use of proceeds from this offering;
•	our ability to maintain, or strengthen awareness of, our brand;
•	our ability to expand the product lines we offer;
•	our ability to maintain, protect, and enhance our intellectual property;
•	future revenue, hiring plans, expenses and capital expenditures;
•	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;
•	our ability to recruit and retain key employees and management personnel;
•	our financial performance and capital requirements;
•	the outcome of ongoing legal proceedings;
•	the potential insufficiency of our disclosure controls and procedures to detect errors or acts of fraud;
•	the potential lack of liquidity and trading of our securities; and
•	our potential ability to obtain additional financing.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,205,808, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, based on an assumed public offering price of $1.39 per Unit (the last reported sale price of our common stock on August 30 , 2023). If the over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $3,729,492, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for the following purposes:

Proceeds:
Gross Proceeds	$3,754,009
Discounts	262,780
Estimated Expenses	285,420
Net Proceeds	$3,205,809

Uses:
Working capital and general corporate purposes	$805,809
Potential acquisitions	750,000
Completion of packhouse at New Jersey facility	900,000
Organizational build-out(2)	750,000
Total Uses	$3,205,809

(1)	We have no current plans to acquire existing greenhouses, but we may do so as part of our growth strategy in the future.
(2)	Includes the hiring of a chief operating officer, corporate controller and support and operational staff.

A $0.25 increase (decrease) in the assumed public offering price of $1.39  per Unit, would increase (decrease) the net proceeds to us from this offering by approximately $627,919, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 as follows:

•	on an actual basis; and
•

on an as adjusted basis to reflect the issuance and sale by us of $3,754,009  in Units in this offering at the assumed public offering price of $1.39  per Unit (assuming no issuance of Pre-Funded Warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the 2022 Form 10-K and subsequent quarterly reports.

	As of June 30, 2023
	Unaudited,	As
(In thousands)	Actual	Adjusted

Cash and Cash Equivalents	$1,368	$4,574

Long-term debt, net of discounts	4,231	4,231
Long-term lease liabilities	—	—

Stockholders’ Equity
Common stock ($0.0001 par value, 10,000,000 shares authorized, 2,827,082 shares outstanding as of June 30, 2023; 10,000,000 shares authorized, 5,527,808 shares outstanding on an as adjusted basis)	—	—
Additional paid in capital	27,249	30,455
Accumulated Deficit	(23,589)	(23,589)
Total stockholders’ (deficit) equity	3,660	6,866
Total capitalization	$7,891	$11,097

The number of shares of our common stock outstanding set forth in the table above excludes, as of June 30, 2023:

•	2,068,105 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
•	316,651 shares of common stock available for issuance under our 2022 Plan;
•	14,964 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
•	2,700,726 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
•	135,036 shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued in this offering.

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DILUTION

If you invest in our Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the net tangible book value per share of our common stock after giving effect to the offering.

Our net tangible book value (deficit) as of June 30, 2023 was $3 . 495 million, or approximately $1.24 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

The information below is illustrative only. Our dilution following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the 2022 Form 10-K and subsequent quarterly reports.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Unit paid by purchasers in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Units in the offering at an assumed public offering price of $1.39  per Unit, and after deduction of underwriting discounts and commissions from gross proceeds raised in the offering and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been $6.701 million, or $1.21 per share of common stock. This represents an immediate decrease in net tangible book value of $0.03 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.18 per share of common stock to investors of the offering, as illustrated in the following table, based on shares outstanding as of June 30, 2023.

Assumed offering price per share of common stock (attributing no value to warrants)		$1.39
Actual Net tangible book value per share of common stock before this offering(1)	$1.24

Increase (decrease) in net tangible book value per share attributable to new investors(2)	$(0.03)
Net tangible book value per share after this offering(3)		$1.21
Immediate dilution in net tangible book value per share to new investors		$0.18

______________

(1)

Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.

(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of June 30, 2023.
(3)

Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

Each $0.25 increase (decrease) in the assumed public offering price of $1.39  per Unit would increase (decrease) the net tangible book value per share after this offering by $0.11  per share and the dilution to new investors purchasing Units in this offering by $0.31  per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option in full to purchase an additional 405,108  shares of common stock in this offering, the net tangible book value per share after the offering would be $1.22 per share, the decrease in the net tangible book value per share to existing stockholders would be $0.02 per share and the dilution to new investors purchasing Units in this offering would be $0.17 per share.

The number of shares of our common stock outstanding set forth in the table above excludes, as of June 30, 2023:

•	2,068,105 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
•	316,651 shares of common stock available for issuance under our 2022 Plan;
•	14,964 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
•	2,700,726 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
•	135,036 shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued in this offering.

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DESCRIPTION OF SECURITIES

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of common stock, par value $0.0001 per share, and up to 10,000,000 shares of preferred stock, par value $0.0001 per share. As of August 30, 2023, there were 2,827,082 shares of common stock outstanding, which were held by approximately 1,600 stockholders of record, and no shares of preferred stock outstanding.

On January 26, 2023, we effected a reverse stock split of our common stock at a ratio of 1-for-30. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation, as amended and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of warrant, both of which will be filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant. Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price equal to $    per share ( equal to 100% of  the public offering price of the Units), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

Exercisability. The warrants are exercisable at any time after their original issuance and until the date that is five years after their original issuance . The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

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Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $    (or 100% of the public offering price per Unit) per share of common stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance . The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below their exercise price.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Pre-Funded Warrants

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the warrants, except that:

•	the exercise price of the Pre-Funded Warrants is $0.01; and
•	the Pre-Funded Warrants may be exercised on a cashless basis at any time.

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Representative’s Warrants will be exercisable commencing on the  later to occur of (i) the effective date of an increase in our authorized shares of common stock in an amount sufficient to permit the exercise in full of the Representative’s Warrants or (ii) the date which is 180 days after the effective date of the registration statement of which this prospectus forms a part at an assumed exercise price of $1.52  per share (110% of the assumed public offering price per Unit) and will expire five years after the initial exercise date. Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering.

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Preferred Stock

Our board of directors is authorized, without vote or action by our stockholders, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We currently have no plans to issue any additional shares of preferred stock.

We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the Board of Directors of the Company (the “Board”) to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

Anti-Takeover Effects of Certain Provisions in our Certificate and Bylaws

Exclusive Forum

The certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employee to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, the Court of Chancery of the State of Delaware and the federal district courts will have concurrent jurisdiction for the resolution of any suit brought to enforce any duty or liability created by the Securities Act. Notwithstanding the foregoing, the inclusion of such provisions in the certificate of incorporation will not be deemed to be a waiver by us or our stockholders of the obligation to comply with federal securities laws, rules and regulations.

Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against the Company’s directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Advance Notice of Stockholder Proposals and Nominations

Our bylaws include an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before any meeting of our stockholders. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a stockholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice of such stockholder’s intention to bring such business before such meeting.

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Under the stockholder notice procedure, for notice of stockholder nominations or other business to be made at a stockholders’ meeting to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the immediately preceding year’s annual meeting or as otherwise provided in the bylaws.

A stockholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the bylaws, including the identity and address of the nominating stockholder, a representation that the stockholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

The stockholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholder.

Restrictions on Call of Special Meetings

Our bylaws provide that special meetings of stockholders can only be called by the Board, the Board Chair or by the Secretary of the Company upon the written request of the holders of at least 50% of the voting power of the outstanding shares entitled to vote at the meeting.

No Cumulative Voting

The certificate of incorporation does not authorize cumulative voting for the election of directors.

Preferred Stock Authorization

Our Board, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Transfer and Warrant Agent

The transfer agent and registrar for our common stock and the Warrant Agent for the warrants and Pre-Funded Warrants is Equiniti Trust Company, LLC.

Nasdaq Listing

Our common stock is currently listed on Nasdaq under the symbol “EDBL.”

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UNDERWRITING

We are offering our Units described in this prospectus through the underwriters named below. Maxim Group LLC, or Maxim, is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriter, the number of Units listed next to its name in the following table.

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriting agreement provides that the underwriter must buy all of the Units being sold in this offering if they buy any of them. However, the underwriter is not required to take or pay for the shares and/or warrants covered by the underwriter’s option to purchase additional shares and/or warrants as described below.

Our Units are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of common stock (or Pre-Funded Warrants) and warrants issued as part of the Units by the underwriters; and
•	the underwriters’ right to reject orders in whole or in part.

We have been advised by Maxim that the underwriters intend to make a market in our shares of common stock and warrants but that they are not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, the underwriters may distribute prospectuses electronically.

Option to Purchase Additional Common Stock and/or Warrants

We have granted the underwriters an option to buy up to an aggregate of 405,108  additional shares of common stock and/or warrants to purchase up to an additional 405,108  shares of common stock. The underwriters have 45 days from the date of this prospectus to exercise this option.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $    per Unit from the public offering price. The underwriters may offer the Units through one or more of their affiliates or selling agents. If all the Units are not sold at the public offering price, Maxim may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Units at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 405,108  additional shares of common stock and/or warrants to purchase up to an additional 405,108  shares of common stock.

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	Per Unit including common stock	Per Unit including Pre-Funded Warrants	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

The underwriting discount will be reduced to 3.5% of the public offering price of the Units sold in this offering for any investors we introduce to the underwriters. We have agreed to pay Maxim’s out-of-pocket accountable expenses, including Maxim’s legal fees, up to a maximum amount of $80,000 if this offering is completed.

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $ 285,420. This amount includes the underwriters’ expenses described above.

Representative’s Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares of common stock equal to an aggregate of 5.0% of the total number of shares of common stock sold in this offering, or the Representative’s Warrants. The Representative’s Warrants will have an exercise price equal to 110% of the offering price of per Unit sold in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing on the later to occur of (i) the effective date of an increase in our authorized shares of common stock in an amount sufficient to permit the exercise in full of the Representative’s Warrants or (ii) the date which is 180 days after the effective date of the registration statement of which this prospectus forms a part, and will expire five years after the initial exercise date. The Representative’s Warrants are not redeemable by us. We have agreed to a one-time demand registration of our shares of common stock underlying the Representative’s Warrants at our expense for a period of five years from the effective date of the registration statement related to this offering and an additional demand registration at the holders’ expense for a period of five years from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five-year period commencing from the effective date of the registration statement related to this offering. The Representative’s Warrants and our shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of six months from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and our shares of common stock underlying such Representative’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Right of First Refusal

We have agreed to grant Maxim, upon the closing of this offering for a period of twelve months from the closing, , a right of first refusal to act as sole managing underwriter  and  sole book runner, sole placement agent and /or sole sales agent, for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, adviser, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company or any successor to or any subsidiary of the Company.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for 90 days after this offering is completed without the prior written consent of the Representative.

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The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Stock Exchange

Our common stock is currently listed on Nasdaq under the symbol “EDBL.”  The warrants issued in our IPO are currently listed on Nasdaq under the symbol “EDBLW.”

Determination of Offering Price and Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the warrants and Pre-Funded Warrants included in the Units that we are offering, were negotiated between us and the underwrites based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants included in the Units and Pre-Funded Warrants that we are offering, include our history and prospects, the market price of our common stock on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriters. In connection with the offering, the underwriters or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our shares of common stock and warrants during and after this offering, including:

•	stabilizing transactions;
•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.

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Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of common stock, which involve the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriter may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares of common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriter also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because Maxim has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our shares of common stock and warrants or preventing or retarding a decline in the market price of our shares of common stock and warrants. As a result of these activities, the price of our shares of common stock and warrants may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares and warrants. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships and Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, New York, NY. Loeb & Loeb LLP, New York, NY, is acting as counsel to the underwriters.

EXPERTS

Marcum LLP, our independent, registered public accounting firm, has audited our consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023 (the “2022 Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 10, 2023, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 10, 2023, January 25, 2023, January 31, 2023, February 8, 2023, February 15, 2023, April 10, 2023 and June 9, 2023;

•	The information specifically incorporated by reference into the 2022 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023; and

•	the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 29, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.9 to the 2022 Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://ediblegardenag.com/. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 283 County Road 519, Belvidere, New Jersey 07823 or contacting us at (908) 750-3953.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

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2,700,726  Units

Each Unit Consisting of One Share of

Common Stock or One Pre-Funded Warrant

and One Warrant to Purchase One Share of Common Stock

EDIBLE GARDEN AG INCORPORATED

_________________________

PROSPECTUS

_________________________

Sole Book-Running Manager
Maxim Group LLC

, 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,084
FINRA fees	$3,336
Printing and engraving expenses	$10,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$200,000
Miscellaneous	$20,000
Total	$285,420

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;
•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation (Exhibit 3.1 to this registration statement) provides that we must indemnify our directors and officers to the fullest extent permitted by law and requires us to pay expenses incurred in defending or other participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our certificate of incorporation further provides that rights conferred under such certificate of incorporation do not exclude any other right such persons may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The amended and restated certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We also intend to obtain directors’ and officers’ liability insurance pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

In addition, we intend to enter into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of our company or as a director or officer of our subsidiary, or as a director or officer of any other company or enterprise that the person provides services to at our request.

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Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

•

On October 26, 2022, we issued 1,526,183 shares of Series A Convertible Preferred Stock to Evergreen Capital Management LLC, in exchange for approximately $962,000 in principal, interest, and prepayment premium under the Amended and Restated Consolidated Senior Secured Promissory Note, dated as of June 30, 2022, between the parties, pursuant to exemption from registration under Section 3(a)(9) of the Securities Act.

•

On August 30, 2022, we granted an aggregate of 5,586 shares of time-vested restricted common stock to Mathew McConnell and Ryan Rogers as compensation for their service as directors pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act.

•

On June 30, 2022, we issued an amended and restated consolidated secured promissory note to Evergreen Capital Management LLC, in exchange for the consolidation of convertible notes that were due to mature on July 7, August 8, and August 22, 2022, pursuant to exemption from registration under Section 3(a)(9) of the Securities Act.

•	On June 30, 2022, we issued 6,667 shares of common stock to Evergreen Capital Management LLC pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.
•

From October 7, 2021 through March 30, 2022, we issued 15% original issue discount secured promissory notes to Evergreen Capital Management LLC, warrants to purchase an aggregate of 9,079 shares of our common stock for an aggregate of $3.2 million, and 2,667 shares of our common stock. As part of the private placement, Maxim received a cash fee equal to 6% of the private placement proceeds. The offering was conducted pursuant to an exemption from registration under the Securities Act in reliance upon Rule 506(b) promulgated under the Securities Act.

•

From October 2020 through April 2021, we issued approximately $538 thousand through simple agreements for future equity pursuant to an exemption from registration under the Securities Act available under Regulation Crowdfunding for cash.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

		Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date

1.1	Form of Underwriting Agreement.	__	__	__	Filed herewith

3.1	Certificate of Incorporation.	Form S-1	333-260655	3.1	November 1, 2021

3.2	Certificate of Amendment to the Certificate of Incorporation filed September 8, 2021.	Form S-1	333-260655	3.2	November 1, 2021

3.3	Certificate of Amendment to the Certificate of Incorporation, filed May 3, 2022.	Form 10-Q	001-41371	3.1	June 21, 2022

3.4	Certificate of Amendment to the Certificate of Incorporation, filed January 24, 2023.	Form 8-K	001-41371	3.1	January 25, 2023

3.5	Certificate of Amendment to the Certificate of Incorporation, filed June 8, 2023.	Form 8-K	001-41371	3.1	June 9, 2023

3.6	Amended and Restated Bylaws of Edible Garden AG Incorporated.	Form S-1/A	333-260655	3.4	December 21, 2021

4.1	Form of IPO Warrant dated May 9, 2022.	Form S-1	333-268800	4.1	December 15, 2022

4.2	Warrant Agency Agreement, dated as of May 9, 2022, between the Company and American Stock Transfer & Trust Company, LLC.	Form 8-K	001-41371	4.2	May 10, 2022

4.3	Form of Maxim IPO Warrant dated May 9, 2022.	Form 8-K	001-41371	4.1	May 10, 2022

4.4	Form of Follow-On Warrant dated February 7, 2023.	Form 8-K	001-41371	4.1	February 8, 2023

4.5	Form of Maxim Follow-On Warrant dated February 7, 2023.	Form 8-K	001-41371	4.2	February 8, 2023

4.6	Warrant Agency Agreement dated as of February 7, 2023 between the Company and American Stock Transfer & Trust Company, LLC.	Form 8-K	001-41371	4.3	February 8, 2023

4.7	Common Stock Purchase Warrant, dated October 7, 2021.	Form S-1	333-260655	10.17b	November 1, 2021

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4.8	Form of Subsequent Evergreen Common Stock Purchase Warrant.	Form S-1/A	333-260655	10.17d	March 24, 2022

4.9	Form of Warrant.	__	__	__	Filed herewith

4.10	Form of Pre-Funded Warrant.	__	__	__	Filed herewith

4.11	Form of Warrant Agency Agreement.	__	__	__	Filed herewith

4.12	Form of Representative’s Warrant (included in Exhibit 1.1).	__	__	__	Filed herewith

5.1	Opinion of Harter Secrest & Emery LLP.	__	__	__	Filed herewith

10.1+	Executive Employment Agreement, by and between the Company and James E. Kras, dated as of August 18, 2021.	Form S-1	333-260655	10.15	November 1, 2021

10.2+	First Amendment to Executive Employment Agreement, by and between the Company and James E. Kras, dated as of January 18, 2022.	Form S-1/A	333-260655	10.27	January 19, 2022

10.3+	Executive Employment Agreement, by and between the Company and Michael C. James, dated as of August 18, 2021.	Form S-1	333-260655	10.16	November 1, 2021

10.4+	First Amendment to Executive Employment Agreement, by and between the Company and Michael C. James, dated as of January 18, 2022.	Form S-1/A	333-260655	10.28	January 19, 2022

10.5+	Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form S-1/A	333-260655	10.22	January 19, 2022

10.6+	First Amendment to the Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form 8-K	001-41371	10.1	June 9, 2023

10.7+	Form of Director Restricted Stock Award Agreement under the Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form 10-Q	001-41371	10.6	November 10, 2022

10.8	Secured Promissory Note by the Company in favor of Sament Capital Investments, Inc., dated March 30, 2020.	Form S-1	333-260655	10.3	November 1, 2021

10.9	Security Agreement, by and between Sament Capital Investments, Inc. and the Company, dated March 30, 2020.	Form S-1	333-260655	10.4	November 1, 2021

10.10±	Asset Purchase Agreement with Real Estate, by and between Greenleaf Growers, Inc., NJD Investments, LLC, Soleri, LLC, Nicholas DeHaan, and 2900 Madison Ave Holdings, LLC, dated as of August 30, 2022.	Form 8-K	001-41371	10.1	September 6, 2022

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10.11	Promissory Note, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 31, 2022.	Form 8-K	001-41371	10.2	September 6, 2022

10.12	Mortgage, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 30, 2022.	Form 8-K	001-41371	10.3	September 6, 2022

10.13	Security Agreement, by and between 2900 Madison Ave Holdings, LLC and NJD Investments, LLC, dated as of August 30, 2022.	Form 8-K	001-41371	10.4	September 6, 2022

10.14	Guaranty, by Edible Garden AG Incorporated, dated as of August 30, 2022.	Form 8-K	001-41371	10.5	September 6, 2022

21.1	List of Subsidiaries.	Form S-1	333-268800	21.1	December 15, 2022

23.1	Consent of Marcum LLP.	__	__	__	Filed herewith

23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).	__	__	__	Filed herewith

24.1	Power of Attorney (included on signature page of the Company’s Registration Statement on Form S-1).	Form S-1	333-274080	24.1	August 18, 2023

107	Filing Fee Table.	__	__	__	Filed herewith

____________

+   Management contract or compensatory arrangement.

±   Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the stimateed maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That,

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belvidere, State of New Jersey, on September 1, 2023.

EDIBLE GARDEN AG INCORPORATED

By:	/s/ James E. Kras
Name:	James E. Kras
Title:	Chief Executive Officer and President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Kras	Chief Executive Officer, President and Director	September 1, 2023
James E. Kras	(principal executive officer)

*	Chief Financial Officer, Treasurer, Secretary and Director	September 1, 2023
Michael James	(principal financial and accounting officer)

*	Director	September 1, 2023
Pamela DonAroma

*	Director	September 1, 2023
Mathew McConnell

*	Director	September 1, 2023
Ryan Rogers

* By:	/s/ James E. Kras
James E. Kras, as attorney-in-fact

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